UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   November 2, 2001
                                                            -----------------
                                                            (October 30, 2001)
                                                            -----------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item  9.   Regulation FD Disclosure

The following is a press release issued by the Company on October 30, 2001 and is being filed herewith as a Regulation FD Disclosure.

 PNM Merchant Utility Model Combines Growth with Stability, CEO Tells Analysts

ALBUQUERQUE, N.M. October 30, 2001 - PNM, Public Service Company of New Mexico (NYSE:PNM) has adopted a business strategy that combines the opportunity for rapid growth in competitive markets with the financial stability of the traditional regulated utility, PNM Chairman, President and Chief Executive Officer Jeff Sterba told analysts today.

"A merchant utility is both an energy provider in competitive markets and a retail distributor of electric and natural gas service in a regulated environment," Sterba said. "Our aim is to build America's best merchant utility, and we believe this strategic plan can produce superior returns for PNM shareholders."

Speaking to industry financial analysts gathered at the Edison Electric Institute's annual Financial Conference in New Orleans today, Sterba outlined PNM's plans for expanding the company's wholesale power trading business, strengthening its existing electric and gas utility in New Mexico, and seeking out opportunities for future expansion.

At the conference, Sterba reaffirmed PNM earnings expectations for 2001 and 2002. The company expects to post record earnings of at least $4.50 per diluted share this year. Because wholesale power prices are expected to be lower in 2002 than in the first months of 2001, ongoing earnings are expected to be in the range of $3.00 to $3.50 share next year.

Last week, PNM reported net earnings of $32.8 million, or $0.82 per share of common stock (diluted), for the third quarter, compared to earnings of $46.9 million, or $1.18 per diluted share, in the same period last year. PNM net earnings for the nine months ended September 30, 2001, totaled $145.9 million, or $3.66 per diluted share, on operating revenues of $2.02 billion. In the first nine months of last year, PNM net earnings totaled $86.9 million, or $2.17 per diluted share, on total operating revenues of $1.15 billion.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM. The PNM analyst presentation at the New Orleans conference is available at the company's website.

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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and PNM assumes no obligation to update this information. Because actual results may differ materially from expectations, PNM cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in the local and national economy, changes in supply and demand in the market for electric power, the performance of generating units and transmission systems, uncertainties relating to PNM's transaction with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999 (as amended), and in other cases now pending or which may be brought before the FERC or the NMPRC, or other actions relating to utility restructuring or stranded cost recovery, could cause PNM results to differ from results forecast in this news release. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations"' in the company's Form 10-K (as amended) for the year ended December 31, 2000, Form 10-Q for the quarters ended March 31, 2001, and June 30, 2001 and Form 8-K filings with the Securities and Exchange Commission.


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



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                   (Registrant)


Date:  November 2, 2001                          /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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